                                                                   EXHIBIT 10.22


                       RESEARCH AND DEVELOPMENT AGREEMENT
                                    BETWEEN
                      NEUROCRINE BIOSCIENCES (CANADA) INC.
                                      AND
                         NEUROSCIENCE PHARMA (NPI) INC.


                                     TABLE OF CONTENTS

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ARTICLE 1 - DEFINITION............................................................................   1
     1.1       "Affiliate"........................................................................   1
     1.2       "Compound".........................................................................   2
     1.3       "Control"..........................................................................   2
     1.4       "Development"......................................................................   2
     1.5       "Date of First Sale"...............................................................   2
     1.6       "Drug Approval Application"........................................................   2
     1.7       "Effective Date"...................................................................   2
     1.8       "FDA"..............................................................................   2
     1.9       "Field"............................................................................   2
     1.10      "HPB"..............................................................................   2
     1.11      "IND"..............................................................................   2
     1.12      "Investor".........................................................................   3
     1.13      "Information"......................................................................   3
     1.14      "Net Sales"........................................................................   3
     1.15      "NBCI Know-How"....................................................................   3
     1.16      "NBCI Patent"......................................................................   4
     1.17      "Patent"...........................................................................   4
     1.18      "Patent Costs".....................................................................   4
     1.19      "Phase I"..........................................................................   4
     1.20      "Phase II".........................................................................   4
     1.21      "Phase III"........................................................................   4
     1.22      "Pre-Phase I"......................................................................   4
     1.23      "Product"..........................................................................   4
     1.24      "Program Know-How".................................................................   5
     1.25      "Program Patent"...................................................................   5
     1.26      "Regulatory Approval"..............................................................   5
     1.27      "Research".........................................................................   5
     1.28      "Selling Party"....................................................................   5
     1.29      "Sublicensee"......................................................................   5
     1.30      "Tangible Research Product"........................................................   5
     1.31      "Third Party"......................................................................   5
     1.32      "Unit Purchase Agreement"..........................................................   5

ARTICLE 2 - INTELLECTUAL PROPERTY AND LICENSE GRANTS..............................................   6
     2.1       Ownership of Intellectual Property.................................................   6
     2.2       Patent Licenses....................................................................   6
     2.3       Patent Licenses to NPI for Products................................................   6

ARTICLE 3 - RESEARCH..............................................................................   6


                                     TABLE OF CONTENTS
                                        (CONTINUED)

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     3.1       Research Program..................................................................    6
     3.2       NBCI Research Efforts.............................................................    6
     3.3       NPI Commitment to Research and Development........................................    6

ARTICLE 4 - PRODUCT DEVELOPMENT..................................................................    6
     4.1       Compound Selection and Product Development........................................    6
     4.2       NPI's Responsibilities............................................................    7
     4.3       Research and Development outside the Field........................................    7

ARTICLE 5 - COMMERCIALIZATION AND MANUFACTURING..................................................    7
     5.1       NBCI's Marketing Obligations for Products.........................................    7
     5.2       NPI's Marketing Obligations for Products..........................................    7
     5.3       Trademarks........................................................................    8
     5.4       Manufacturing.....................................................................    8
     5.5       Alternative Marketing Option for Products.........................................    8

ARTICLE 6 - PAYMENTS.............................................................................    8
     6.1       Earned Royalties for Products.....................................................    9
     6.2       Term for Royalty Payment..........................................................    9
     6.3       Foreign Exchange..................................................................    9
     6.4       Taxes.............................................................................    9
     6.5       Royalty Payment Reports...........................................................   10

ARTICLE 7 - TERMINATION OF NPI LICENSE...........................................................   10

ARTICLE 8 - CONFIDENTIALITY......................................................................   10
     8.1       Confidentiality; Exceptions.......................................................   10
     8.2       Authorized Disclosure.............................................................   11
     8.3       Disclosure of Financial Information...............................................   11
     8.4       Survival..........................................................................   12

ARTICLE 9 - PATENT PROSECUTION AND INFRINGEMENT..................................................   12
     9.1       Patent Filings....................................................................   12
     9.2       Enforcement Rights................................................................   12

ARTICLE 10 - REPRESENTATIONS AND WARRANTIES......................................................   12
     10.1      Representations and Warranties....................................................   12

ARTICLE 11 - TERM AND TERMINATION................................................................   13
     11.1      Term..............................................................................   13

                                    - ii -
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                                     TABLE OF CONTENTS
                                         (CONTINUED)

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     11.2      Termination For Breach............................................................   13
     11.3      Termination by NBCI...............................................................   13
     11.4      Termination For Bankruptcy........................................................   13
     11.5      Surviving Rights..................................................................   13
     11.6      Accrued Rights, Surviving Obligations.............................................   13
     11.7      Termination Not Sole Remedy.......................................................   14

ARTICLE 12 - INDEMNIFICATION.....................................................................   14

ARTICLE 13 - DISPUTE RESOLUTION..................................................................   14
     13.1      Alternative Dispute Resolution....................................................   14
     13.2      Arbitration Procedure.............................................................   15

ARTICLE 14 - MISCELLANEOUS.......................................................................   15
     14.1      Assignment........................................................................   15
     14.2      Consents Not Unreasonably Withheld................................................   15
     14.3      Retained Rights...................................................................   15
     14.4      Force Majeure.....................................................................   15
     14.5      Further Actions...................................................................   15
     14.6      No Trademark Rights...............................................................   15
     14.7      Notices...........................................................................   16
     14.8      Waiver............................................................................   17
     14.9      Severability......................................................................   17
     14.10     Counterparts......................................................................   18
     14.11     Entire Agreement..................................................................   18
     14.12     Relationship of Parties...........................................................   18
     14.13     Limited Liability.................................................................   18

                       RESEARCH AND DEVELOPMENT AGREEMENT


THIS AGREEMENT is made effective as of the 29th day of March, 1996 between NEUROCRINE BIOSCIENCES (CANADA) INC., a Canadian corporation having its principal place of business at Montreal, Quebec ("NBCI") and NEUROSCIENCE PHARMA
(NPI) INC., a Canadian corporation having its principal place of business at Montreal, Quebec ("NPI"). NBCI and NPI are each referred to herein by name or as a "PARTY" or, together, as "PARTIES".


                                    RECITALS

     1. Neurocrine Biosciences, Inc. ("NBI") has on-going research programs in various fields, including neurosteroid and neurocytokine programs, and has developed certain technology in such fields, certain rights in respect of which have been transferred, assigned or licensed to NBCI.

     2. NPI possesses the ability to conduct or have conducted discovery research, clinical trials and other development activities in the Field and to market the approved pharmaceuticals within Canada.

     3. NBCI desires to grant to NPI certain rights and licenses to carry out, in Canada, Research and Development in the Field, and to market in Canada the Products, the whole as more fully set forth below.

     4. NPI desires to carry out and fund the operations associated with the preclinical, clinical and other development activities in the Field.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                             ARTICLE 1 - DEFINITION

     The following terms shall have the following meanings as used in this
Agreement:

     1.1 "AFFILIATE" means an individual, trust, business trust, joint venture, partnership, corporation, association or any other entity which (directly or indirectly) is controlled by, controls or is under common control with a Party. For the purposes of this definition, the term "control" (including, with correlative meanings, the term "controlled by" and "under common control with") as used with respect to any Party, shall mean ownership of more than 50% of the voting interest.

     1.2 "COMPOUND" means, except as provided below, any composition of matter that (or, in the case of prodrugs, an active metabolite of which):

          (A) demonstrates suitable levels of activity in vitro within the Field to warrant further Research or Development as determined by NBCI, after consultation with NPI;

          (B) is discovered, identified, synthesized or acquired by or on behalf of NBCI or an Affiliate thereof, and is recognized by NBCI, after consultation with NPI, to meet the conditions of paragraph 1.2(a) hereof, prior to or during the term of this Agreement; and

          (C) is designated by NBCI, after consultation with NPI, as a "Compound" hereunder by giving written notice thereof to NPI.

     1.3 "CONTROL" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangements with any Third Party.

     1.4 "DEVELOPMENT" means all work performed by or on behalf of NPI or NBCI, or an Affiliate thereof, involving pre-Phase I, Phase I, Phase II or Phase III clinical trials of Compounds, in relation to a Field.

     1.5 "DATE OF FIRST SALE" means the date on which NBCI (or an Affiliate or a Sublicensee) first ships a Product to an unaffiliated Third Party in an arms length commercial transaction.

     1.6 "DRUG APPROVAL APPLICATION" means an application for Regulatory Approval required before commercial sale or use of a Product as a drug in a regulatory jurisdiction.

     1.7  "EFFECTIVE DATE" means the date first written above.

     1.8  "FDA" means the United States Food and Drug Administration.

     1.9 "FIELD" means [*] and (C) such other fields as may be mutually agreed to by the Parties.

     1.10 "HPB" means the Canadian Health Protection Bureau.

     1.11 "IND" means an investigational new drug application filed with the FDA as more fully defined in 21 C.F.R. (S) 312.3 or with the HPB or its equivalent in any country.


                    [* CONFIDENTIAL TREAATMENT REQUESTED ]

     1.12 "INVESTOR" shall have the meaning ascribed thereto in the Unit Purchase Agreement.

     1.13 "INFORMATION" means information, generally not known to the public, relating to the Field and including (A) techniques and data, including, but not limited to, screens, models, inventions, practices, methods, knowledge, know-how, skill, experience, test data, including but not limited to, pharmacological, toxicological and clinical test data, analytical and quality control data, marketing, pricing, distribution, costs, sales and manufacturing data, and patent and legal data or descriptions (to the extent that disclosure thereof would not result in loss or waiver of privilege or similar protection) and (B) compositions of matter, including but not limited to compounds and biological materials and assays.

     1.14 "NET SALES" means the amount billed to a Third Party by NPI, NBCI or an Affiliate or Sublicensee of either for sales of a Product with respect to which a royalty is due hereunder, less: (A) discounts, including cash discounts or rebates, retroactive price reductions or allowances actually allowed or granted from the billed amount with respect to the Product in question (provided that any discounts, rebates, etc. based on overall purchases by the customer of the selling party may be applied to reduce Net Sales only to the extent of the pro rata amount of such discounts or rebates attributable to the Products included in such overall purchases), (B) credits or allowances actually granted upon claims, rejections or returns of Products, including recalls, regardless of the party requesting such, (C) freight, postage, shipping and insurance charges, to the extent billed separately on the invoice and paid by the buyer, (D) taxes, duties or other governmental charges levied on or measured by the billing, to the extent billed separately on the invoice and paid by the buyer, as adjusted for rebates and refunds and (E) provisions for actual uncollectible accounts determined in accordance with U.S. generally accepted accounting practices, consistently applied to all Products of the selling party. Where Product is sold in the form of a combination Product containing one or more active ingredients in addition to a Compound, Net Sales for such combination Product will be calculated by multiplying actual Net Sales of such combination Product by the fraction A/(A+B) where A is the invoice price of any of the Product sold separately, and B is the total invoice price of any other active component or components, or devices, in the combination, if sold separately. If, on a country-by-country basis, the other active component or components in the combination are not sold separately in said country, Net Sales for the purpose of determining royalties of the combination Product shall be calculated by multiplying actual Net Sales of such combination Product by the fraction A/C where A is the invoice price of any of the Product if sold separately, and C is the invoice price of the combination Product. If, on a country-by-country basis, neither the Product nor the other active component or components of the combination Product is sold separately in said country, Net Sales for the purposes of determining royalties of the combination Product shall be reasonably allocated between the Product and the other active components based upon their relative value.

     1.15 "NBCI KNOW-HOW" means Information which (A) NBCI discloses to NPI under this Agreement or specifically in anticipation of this Agreement and (B) is within the Control of NBCI. Notwithstanding anything herein to the contrary, NBCI Know-How excludes published NBCI Patents, Program Patents, and Program Know-How.

     1.16 "NBCI PATENT" means the rights granted by any governmental authority under a Patent which covers a method, apparatus, material or manufacture in the Field, which Patent is owned or Controlled by NBCI during the term of this Agreement.

     1.17 "PATENT" means (A) valid and enforceable Letters Patent, including any extension, registration, confirmation, reissue, continuation, divisional, continuation-in-part, re-examination or renewal thereof and (B) pending applications for Letters Patents.

     1.18 "PATENT COSTS" means the reasonable fees and expenses paid to outside legal counsel and other Third Parties, and filing and maintenance expenses, incurred in connection with the establishment and maintenance of rights under Patents.

     1.19 "PHASE I" shall mean that portion of the FDA or HPB submission and approval process which provides for the first introduction into humans of a Product with the purpose of determining human toxicity, metabolism, absorption, elimination and other pharmacolo gical action as more fully defined in respect of the FDA in 21 C.F.R. (S)213.2(a).

     1.20 "PHASE II" means that portion of the FDA or HPB submission and approval process which provides for the initial trials of Product on a limited number of patients for the purposes of determining dose and evaluating safety and efficacy in the proposed therapeutic indication as more fully defined in respect of the FDA in 21 C.F.R. (S)213.21(b).

     1.21 "PHASE III" means that portion of the FDA or HPB submission and approval process which provides for continued trials of a Product on sufficient numbers of patients to establish the safety and efficacy of a Product and generate pharmacoeconomics data to support regulatory approval in the proposed therapeutic indication as more fully defined in respect of the FDA in 21 C.F.R.
(S)312.21(c).

     1.22 "PRE-PHASE I" means that portion of the development program which starts with the selection of a compound for development by NBCI into a Product or the beginning of toxicological studies relating to such compound. Pre-Phase I includes, but is not limited to, toxicological, pharmacological and any other studies, the results of which are required for filing with an IND, as well as Product formulation and manufacturing development necessary to obtain the permission of regulatory authorities to begin and continue subsequent human clinical testing.

     1.23 "PRODUCT" means any form or dosage of a composition of matter comprised of a Compound for pharmaceutical use in humans in the Field.

     1.24 "PROGRAM KNOW-HOW" means Information which pertains to the Field and is in the possession of or developed by either NBCI or NPI, or jointly developed by NBCI and NPI, under this Agreement or specifically in anticipation of this Agreement.

     1.25 "PROGRAM PATENT" means any Patent, the subject of which is an invention that came into the possession of NBCI, was conceived or reduced to practice by NPI, NBCI or a Third Party under a contract with NPI or NBCI, or was conceived or reduced to practice jointly by NBCI and NPI (or such Third Party) in the course of the Research or the Development.

     1.26 "REGULATORY APPROVAL" means any approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any federal, provincial, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport or sale of Products in a regulatory jurisdiction.

     1.27 "RESEARCH" means all work performed by or on behalf of NPI or NBCI, or an Affiliate thereof, directed towards or in connection with the discovery, identification and synthesis of Compounds.

     1.28 "SELLING PARTY" shall have the meaning ascribed thereto at Section 5.5, 6.1(a), 6.1(b), 6.1(b) hereof.

     1.29 "SUBLICENSEE" shall mean, with respect to a particular Product, a Third Party to whom NPI or NBCI has granted a license or sublicense under any NBCI Patents or Program Patents to make and sell such Product. As used in this Agreement, "Sublicensee" shall also include a Third Party to whom NPI or NBCI has granted the right to distribute a Product, provided that such Third party is responsible for marketing and promotion of such Product within its distribution territory.

     1.30 "TANGIBLE RESEARCH PRODUCT" means any composition of matter or other tangible asset, including but not limited to compounds, natural products or fermentation broths and/or extracts or fractions thereof, immunoglobulin molecules, including active fragments thereof and monoclonal antibodies, cells and cell lines, DNA and RNA molecules, plasmids, proteins, peptides, receptors, receptor fragments, research tools, materials for use in screening methods and techniques, made or synthesized by either Party in the course of Research or the Development.

     1.31 "THIRD PARTY" means any entity other than NBCI, NPI and Affiliates of either.

     1.32 "UNIT PURCHASE AGREEMENT" means the Unit Purchase Agreement dated March 29, 1996 among NPI, NBI and certain Investors.

             ARTICLE 2 - INTELLECTUAL PROPERTY AND LICENSE GRANTS

     2.1 OWNERSHIP OF INTELLECTUAL PROPERTY. NBCI shall be the sole and exclusive owner of or shall Control all NBCI Patents, Program Patents, NBCI Know-How, Program Know-How and Tangible Research Products, including but not limited to Compounds. NPI shall have no rights to NBCI Patents, NBCI Know-How, Program Patents, Program Know-How, Tangible Research Products or Compounds except as set forth in Sections 2.2 and 2.3 below.

     2.2 PATENT LICENSES. NBCI grants NPI an exclusive paid-up license, with no right to grant sublicenses, under NBCI Patents, Program Patents, NBCI Know-How and Program Know-How to carry out only in Canada Research and Development, and only in the Field, as set forth in Section 4.1 hereof, during the term of this Agreement.

     2.3 PATENT LICENSES TO NPI FOR PRODUCTS. NBCI grants to NPI an exclusive license, in relation to Canada only, including with respect to NBCI's trademarks under which the Products are to be marketed in Canada, with a right to grant sublicenses, to market, sell and have sold in Canada Products which are developed in the Field, either by NPI or by a Selling Party. No right or license is granted to NPI to make or have made the Products in Canada or elsewhere.


                              ARTICLE 3 - RESEARCH

     3.1 RESEARCH PROGRAM. NPI and NBCI shall be responsible for conducting the Research, with a goal of discovering, identifying and synthesizing Compounds that are suitable for development into Products for commercialization. NBCI shall be responsible for establishing the directives for conducting the Research, after consultation with NPI, and NPI shall give effect to such directives.

     3.2 NBCI RESEARCH EFFORTS. NBCI agrees to commit to the Research such efforts and resources as it determines in its sole discretion are necessary to accomplish the goal set forth in Section 31.

     3.3 NPI COMMITMENT TO RESEARCH AND DEVELOPMENT. NPI agrees to use its best reasonable efforts to ensure that it expends an aggregate amount of at least [*] on Research and Development in the Field.


                        ARTICLE 4 - PRODUCT DEVELOPMENT

     4.1 COMPOUND SELECTION AND PRODUCT DEVELOPMENT. NBCI, after consultation with NPI, shall be responsible for authorizing and coordinating with NPI the selection of Compounds to enter Pre-Phase I and the development of Products through Pre-Phase I.


                     [* CONFIDENTIAL TREATMENT REQUESTED ]

Once a Compound is selected to enter Pre-Phase I, NPI shall be responsible, to the extent it has funds available, to develop the Products through Phases I, II and III, including but not limited to, preparing and filing all Drug Approval Applications in Canada and obtaining all Regulatory Approvals in Canada, subject to the approval of NBCI. NPI agrees to use its best reasonable efforts, consistent with prudent business judgment, to ensure that it expends an aggregate amount on Research and Development of at least [*] in the Province of Quebec, and an additional amount of [*] in the rest of Canada. NBCI shall be solely responsible for and have the sole right to develop Products through Phases I, II and III as set forth above throughout the world other than in Canada.

     4.2 NPI'S RESPONSIBILITIES. NPI shall, under the supervision and direction of NBCI, develop and prepare an annual plan for Research and Development of Products. NBCI will assist NPI in NPI's Research and Development activities as determined appropriate by NBCI by providing NPI such NBCI Know-How developed or acquired during the Research relating to Products as determined appropriate by NBCI for the Research and Development. If any specific developmental work is agreed by NPI and NBCI to be performed by or on behalf of NBCI, the Parties will negotiate compensation to NBCI for carrying out the agreed developmental work. NPI agrees to use best reasonable efforts to continue the Research and Development and provide NBCI with all data discovered in the course of the Research and Development. In the event adverse data is discovered in the course of the Research and Development of a Product, NBCI shall be entitled to immediately terminate the Research and Development in respect of such Product by giving written notice to NPI. In such event, the corresponding licenses granted to NPI pursuant to Sections 2.2 and 2.3 hereof shall terminate and be of no further force or effect.

     4.3 RESEARCH AND DEVELOPMENT OUTSIDE THE FIELD. In addition to the Research and Development to be carried out as contemplated above, NPI agrees, at the request of NBCI, to carry out sponsored scientific research and development, outside the Field, on commercially reasonable terms and conditions negotiated in good faith by the Parties.


                ARTICLE 5 - COMMERCIALIZATION AND MANUFACTURING

     5.1 NBCI'S MARKETING OBLIGATIONS FOR PRODUCTS. Subject to Sections 23 and 52 hereof, with regard to Canada, all business decisions, including, without limitation, the design, sale, price and promotion of Products under this Agreement and the marketing decisions relating to any particular Product shall be within the sole discretion of NBCI. Any marketing of a Product in one market or country shall not obligate NBCI to market such Product in any other market or country.

     5.2 NPI'S MARKETING OBLIGATIONS FOR PRODUCTS. Subject to and in accordance with the provisions set forth herein, and in particular Section 2.3 above, all business decisions, including, without limitation, the design, sale, price and promotion of Products under this


                     [* CONFIDENTIAL TREATMENT REQUESTED ]

Agreement, in Canada, and the decisions whether to market any particular Product in Canada, shall be within the sole discretion of NPI.

     5.3 TRADEMARKS. NBCI shall select its own trademarks under which it will market Products and no right or license is granted to NPI hereunder with respect to such trademarks, except to the extent required for NPI to be able to exercise its rights in accordance with Sections 2.3 and 5.2 hereof.

     5.4 MANUFACTURING. NBCI shall be solely responsible for making Products or having Products made. At the request of NPI and unless Section 5.5, 6.1(a), 6.1(b), 6.1(b) hereof applies, NBCI shall make or have made Products for sale in Canada, in accordance with Section 5.2 above, and the price to be paid by NPI for purchasing such Products shall be as agreed upon by NBCI and NPI negotiating in good faith and in this regard, NBCI shall accord NPI with preferred purchaser status.

     5.5  ALTERNATIVE MARKETING OPTION FOR PRODUCTS.   At the request of NPI and
in accordance with the rights and obligations of NPI under this Agreement, NBCI agrees that it, an Affiliate thereof or a Third Party under contract with it or under contract with an Affiliate thereof (collectively, the "Selling Party") shall use its best efforts, as an exclusive agent of NPI, to market the Products in Canada. In the event of such a request by NPI:

          (A) the Selling Party shall be solely responsible for all costs and expenses related to marketing and selling the Products in Canada, including, without limitation, manufacturing, distributing and promoting the Products;

          (B) the Selling Party shall be solely entitled to the revenues generated by marketing and selling the Products in Canada, subject to paragraph 5.5, 6.1(a), 6.1(b), 6.1(b) hereof; and

          (C) NBCI shall cause the Selling Party to apply the same standards of competence for the purpose of marketing and selling the Products in Canada as applied in marketing and selling the Products in other countries. Furthermore, NBCI shall cause the Selling Party to apply proportionate efforts for the purpose of marketing and selling the Products in Canada, in relation to the size of the market, as applied in marketing and selling the Products in other countries.


                              ARTICLE 6 - PAYMENTS

     In consideration of the foregoing, NBCI agrees to pay NPI, subject to the provisions of this Article and Article 7 hereof, as follows.

     6.1 EARNED ROYALTIES FOR PRODUCTS. NBCI shall pay or cause a Selling Party to pay to NPI:

          (A)  [*] royalty based on Net Sales of Products sold outside Canada;
and

          (B) [*] royalty based on Net Sales of Products sold in Canada, if NPI requests that a Selling Party market and sell the Products in Canada, in accordance with Section 5.5, 6.1(a), 6.1(b), 6.1(b) above.

          The obligation of NBCI to pay or to cause the Selling Party to pay to NPI the royalties provided for in this Section shall not terminate upon termination of this Agreement, however the rates of such royalties shall be reduced from [*] and [*] respectively, to rates mutually agreed upon by the Parties at the time of such termination. In the event the Parties are unable to agree upon the rates of such royalties at the time of such termination, the rate pursuant to paragraph 5.5, 6.1(a), 6.1(b), 6.1(b) hereof shall be reduced to [*] and the rate pursuant to paragraph 5.5, 6.1(a), 6.1(b), 6.1(b)hereof shall be reduced to [*].

     6.2 TERM FOR ROYALTY PAYMENT. Royalties payable under Section 6.1 shall be paid on a country-by-country basis from the Date of First Sale of each Product with respect to which royalty payments are due, for the shorter of the following periods:

          (A) the last to expire of any Patent in such country covering the sale or use of the Product; and

          (B) ten (10) years following the Date of First Sale of such Product in such country.

     6.3 FOREIGN EXCHANGE. The remittance of royalties payable on Net Sales will be payable in Canadian dollars to NPI, at a bank and to an account designated by NPI, using a rate of exchange of the currency of the country from which the royalties are payable as published in the Wall Street Journal on the last day of the month for which such payment was due.

     6.4 TAXES. All payments under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by any applicable law. If the Selling Party is so required to deduct or withhold, the Selling Party will:

          (A)  promptly notify NPI of such requirement;

                     [* CONFIDENTIAL TREATMENT REQUESTED]

          (B) pay to the relevant authorities the full amount required to be deducted or withheld, promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against NPI; and

          (C) promptly forward to NPI an official receipt (or certified copy), or other documentation reasonably acceptable to NPI, evidencing such payment to such authorities.

     6.5 ROYALTY PAYMENT REPORTS. Royalty payments under this Agreement shall be made to NPI quarterly within sixty (60) days following the end of each calendar quarter for which royalties are due from the Selling Party. Each royalty payment shall be accompanied by a report summarizing the Net Sales during the relevant three (3) month period and shall be subject to an annual audit by NPI, at its expense.


                     ARTICLE 7 - TERMINATION OF NPI LICENSE

     NBCI shall have the option, at any time after the earlier of:

          (A) four (4) years from the date hereof but not later than December 31, 2000;

          (B) the date hereof, if for the purpose to collaborate with another pharmaceutical or biotechnological company that calls for the joint Research or Development of a Product in the Field in consideration of up-front payments, license fees, royalties or other rights;

          (C) the date on which NBCI terminates the Development in relation to the last remaining Product being developed by NPI; and

          (D) the date on which NPI's entitlement to receive refundable Canadian and Quebec government tax credits in respect of its activities hereunder ceases or changes in a material way;

to terminate with respect to one or more Products the license granted to NPI pursuant to Section 2.3 hereof to market and sell Products in Canada, by giving thirty (30) days prior written notice of NBCI's election to so terminate (the "TERMINATION NOTICE") to NPI and the Investors.


                          ARTICLE 8 - CONFIDENTIALITY

          8.1 CONFIDENTIALITY; EXCEPTIONS. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information or other confidential or proprietary information or materials furnished to it pursuant to this Agreement by the other Party or any Information developed during the term of this Agreement (collectively "CONFIDENTIAL INFORMATION"), except to the extent that it can be established by the receiving Party that such Confidential Information:

          (A) was in the lawful knowledge and possession of the receiving party prior to the time it was disclosed to or learned by the receiving Party, or was otherwise developed independently by the receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the receiving Party;

          (B) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

          (C) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

          (D) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

     8.2 AUTHORIZED DISCLOSURE. Except as expressly provided otherwise in this Agreement, each Party may disclose Confidential Information of the other Party as follows: (A) to Third Parties (and in the case of NBCI, to Affiliates) under appropriate terms and conditions including confidentiality provisions substantially equivalent to those in this Agreement for consulting, manufacturing, development, external testing and marketing trials with respect to the Products covered by this Agreement, or otherwise as is reasonably necessary to exercise the rights and licenses granted or reserved herein (including the right to grant sublicenses); (B) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, prosecuting or defending litigation, complying with applicable governmental regulations, obtaining regulatory approval, conducting preclinical or clinical trials, marketing Products or otherwise required by law, provided, however, that if a Party is required by law or regulation to make any such disclosure of the other Party's Confidential Information it will, except where impracticable for necessary disclosures, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed or (C) to the extent mutually agreed to by the Parties.

     8.3 DISCLOSURE OF FINANCIAL INFORMATION. Notwithstanding anything to the contrary contained in this Agreement, the Parties may disclose to their respective shareholders and

Affiliates thereof Confidential Information, provided such information is of a financial nature only and therefore does not constitute Information.

     8.4 SURVIVAL. This Article 8 shall survive the termination or expiration of this Agreement for a period of five (5) years.


                ARTICLE 9 - PATENT PROSECUTION AND INFRINGEMENT

     9.1 PATENT FILINGS. The filing, prosecution and maintenance of NBCI Patents and Program Patents shall be done solely by NBCI, and all Patent Costs shall be borne by NBCI.

     9.2  ENFORCEMENT RIGHTS.

          (A) DEFENCE AND SETTLEMENT OF THIRD PARTY CLAIMS. If a Third Party asserts that a Patent or other right owned by it is infringed by the manufacture, use or sale of any Product, NBCI shall in its sole discretion decide whether or not to defend against any such assertions, and if it decides to assume the defence, NBCI will do so at its cost and expense. In the event NBCI fails to assume such defence, NPI shall in its sole discretion decide whether or not to so defend, and if it decides to so defend, the defence shall be at NPI's cost and expense. Further, NBCI agrees to indemnify and hold NPI harmless from Third Party demands, claims and actions (i) that a Patent or other right owned by NBCI has been infringed by the manufacture, use or sale of Products in Canada and (ii) for product liability in relation to Products sold in Canada, whether sold by or on behalf of NPI.

          (B) INFRINGEMENT BY THIRD PARTIES OF PROGRAM PATENTS. If any NBCI Patent or Program Patent is infringed by a Third Party in any country in connection with the manufacture, use or sale of a Product in such country, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the known facts of that infringement in reasonable detail. NBCI shall have the right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement of the NBCI Patent or Program Patent, by counsel of its own choice, and to retain any damages or other monetary awards recovered from such action or proceeding.


                  ARTICLE 10 - REPRESENTATIONS AND WARRANTIES

    10.1 REPRESENTATIONS AND WARRANTIES. Each of the Parties hereby represents and warrants and covenants as follows.

          (A) This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

          (B) Each Party has not, and during the term of the Agreement will not, grant any right to any Third Party relating to its respective technology in the Field which would conflict with the rights granted to the other Party hereunder.


                       ARTICLE 11 - TERM AND TERMINATION

     11.1 TERM. This Agreement shall commence as of the Effective Date and shall continue in effect until the date on which it is terminated in accordance with the following provisions.

     11.2 TERMINATION FOR BREACH. Either Party may terminate this Agreement in the event the other Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for ninety (90) days after written notice thereof was provided to the breaching Party by the non-breaching Party. Any termination shall become effective at the end of such ninety (90) day period unless the breaching Party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the ninety (90) day period.

     11.3 TERMINATION BY NBCI. In addition to the rights afforded to it pursuant to the provisions of this Article, NBCI shall have the right to terminate this Agreement upon notice to the Investors and NPI as set forth in
Article 7 above.

     11.4 TERMINATION FOR BANKRUPTCY. In addition to the rights afforded to it pursuant to the provisions of this Article, either Party shall have the right to terminate this Agreement forthwith by written notice to the other Party (A) if such other Party is declared insolvent or bankrupt by a court of competent jurisdiction, (B) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against the other Party and such petition is not dismissed within ninety (90) days after filing, or (C) if the other Party shall make or execute an assignment of substantially all of its assets for the benefit of creditors.

     11.5  SURVIVING RIGHTS.  Section 2.1 (but not Sections 2.2 or 2.3),
                                               ---
Section 6.1 and Articles 1, 8, 11, 12, 13 and 14 shall survive the expiration and any termination of this Agreement for any reason.

     11.6 ACCRUED RIGHTS, SURVIVING OBLIGATIONS. Termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any obligations which shall have accrued prior to such termination, relinquishment or expiration, including, without limitation, the payment obligations under
Article 6 hereof and any and all damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of the Agreement.

     11.7 TERMINATION NOT SOLE REMEDY. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available except as otherwise agreed to herein.


                          ARTICLE 12 - INDEMNIFICATION

     Each Party (the "INDEMNIFYING PARTY") shall indemnify, defend and hold the other Party (the "INDEMNIFIED PARTY") harmless from and against any and all liabilities, claims, damages, costs, expenses or money judgments incurred by or rendered against the Indemnified Party and its Affiliates and Sublicensees incurred in the defence or settlement of a Third Party lawsuit or in satisfaction of a Third Party judgment arising out of any injuries to person and/or damage to property resulting from (A) negligent acts of the Indemnifying Party performed in carrying out Research or Development hereunder, including failure by the Indemnifying Party to provide the Indemnified Party with any information of the Indemnifying Party's which, if timely received, would have avoided injury, death or damage, provided such failure to provide such information is due to negligence of the part of the Indemnifying Party, and (B) personal injury to the Indemnified Party employees or agents or damage to the Indemnified Party's property resulting from acts performed by, under the direction of, or at the request of the Indemnifying Party in carrying out activities contemplated by this Agreement.


                        ARTICLE 13 - DISPUTE RESOLUTION

     13.1 ALTERNATIVE DISPUTE RESOLUTION. Any dispute controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement, shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner described below.

          (A) If a Party intends to begin an ADR to resolve a dispute, such Party shall provide written notice (the "ADR REQUEST") to the other Party informing such other Party of such intention and the issues to be resolved. From the date of the ADR Request and until such time as any matter has been finally settled by ADR, the running of the time periods contained in Section 11.2 as to which party must cure a breach of this Agreement shall be suspended as to the subject matter of the dispute.

          (B) Within thirty (30) days after the receipt of the ADR Request, the other Party may, by written notice to the counsel for the party initiating ADR, add additional issues to be resolved.

     13.2 ARBITRATION PROCEDURE. The ADR shall be conducted in English pursuant to the International Commercial Arbitration Rules of the American Arbitration Association for Large, Complex Cases then in effect. The Arbitrator shall, in rendering its decision, apply the substantive law of the State of California, without regard to its conflict of laws provisions. The proceeding shall take place in the City of San Francisco, California. The fees of the arbitration shall be split equally between the Parties. Each Party shall bear its own legal fees.


                           ARTICLE 14 - MISCELLANEOUS

     14.1 ASSIGNMENT. Either Party may assign this Agreement or its rights hereunder (A) to a party that succeeds to substantially all of the business or assets of such Party by reason of a merger or similar reorganization or the sale of substantially all of its business or assets, or (B) otherwise with the prior written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

     14.2 CONSENTS NOT UNREASONABLY WITHHELD. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld, and whenever in this Agreement provision is made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

     14.3 RETAINED RIGHTS. Nothing in this Agreement shall limit in any respect the right of NBCI or its Affiliates to conduct Research and Development with respect to and market Products outside the Field.

     14.4 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labour dispute or disturbance.

     14.5 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     14.6 NO TRADEMARK RIGHTS. Except as otherwise provided herein, no right, express or implied, is granted under this Agreement to use in any manner the name "Neurocrine" or "NPI", or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of the Agreement.

     14.7 NOTICES. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof.

     IF TO NBCI,

     ADDRESSED TO:                  NEUROCRINE BIOSCIENCES (CANADA) INC.
                                    Byers Casgrain
                                    1 Place Ville Marie
                                    Suite 3900
                                    Montreal, Quebec
                                    H3B 4M7
                                    Attention:  Paul F. Dingle
                                    Telephone:    514-878-8800
                                    Telecopy:     514-866-2241


     WITH COPY TO:                  WILSON SONSINI GOODRICH & ROSATI
                                    PROFESSIONAL CORPORATION
                                    650 Page Mill Road
                                    Palo Alto, CA  94304-1050
                                    Attention:    Michael O'Donnell, Esq.
                                    Telephone:    415-493-9300
                                    Telecopy:     415-493-6811


     WITH COPY TO:                  NEUROCRINE BIOSCIENCES, INC.
                                    3050 Science Park Road
                                    San Diego, CA  92121-1102
                                    Attention:    President & CEO
                                    Telephone:    619-658-7600
                                    Telecopy:     619-658-7602

     IF TO NPI,

     ADDRESSED TO:                  NEUROSCIENCE PHARMA (NPI) INC.
                                    Byers Casgrain
                                    1 Place Ville Marie
                                    Suite 3900
                                    Montreal, Quebec
                                    H3B 4M7
                                    Attention:   Paul F. Dingle
                                    Telephone:   (514) 878-8800
                                    Telecopy:    (514) 866-2241


     WITH COPY TO:                  MACKENZIE GERVAIS
                                    770 Sherbrooke Street West
                                    Suite 1300
                                    Montreal, Quebec
                                    H3A 1G1
                                    Attention:   Luc LaRochelle
                                    Telephone:   (514) 847-3540
                                    Telecopy:    (514) 288-7389

Each of the Parties consent to the personal jurisdiction of the U.S. Federal Courts and agree to accept any legal process served upon such Party at the addresses specified above for such Party.

     14.8 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

     14.9 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (A) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (B) the Parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

     14.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.11 ENTIRE AGREEMENT. This Agreement, the Unit Purchase Agreement and the Exhibits thereto and the other documents delivered in connection herewith set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersede and terminate all prior agreements and understandings between the Parties in respect of the subject matter hereof and thereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

     14.12 RELATIONSHIP OF PARTIES. Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

     14.13 LIMITED LIABILITY. Neither Party shall be liable to the other Party under any contract, negligence, strict liability or other legal or equitable theory for any incidental or consequential damages for failure to perform hereunder.

     IN WITNESS WHEREOF, the Parties have executed this Agreement by their proper officers as of the date and year first above written.

                                    NEUROCRINE BIOSCIENCES (CANADA) INC.

                                    By:
                                           ________________________________

                                    Title:
                                           ________________________________


                                    NEUROSCIENCE PHARMA (NPI) INC.

                                    By:
                                           ________________________________

                                    Title:
                                           ________________________________